CUSIP NO. [need to confirm]	13 G

EXHIBIT A

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the Common Stock of Anaplan, Inc. is filed on behalf of each of us.

Dated: February 8, 2019

SHASTA VENTURES II, L.P.

By: Shasta Ventures II GP, LLC
Its: General Partner

By:	/s/ Ravi Mohan
Ravi Mohan Managing Director

SHASTA VENTURES II GP, LLC

By:	/s/ Ravi Mohan
Ravi Mohan, Managing Director